Exhibit 10.25

                                                       As Amended
                                                February 29, 1996


                     FIRST REFUSAL AGREEMENT

     This Agreement (the "Agreement") has been made and entered into as of this 12th day of July, 1994 by and among UAL Corporation, a Delaware corporation (the "Company"), The Air Line Pilots Association, International ("ALPA"), pursuant to its authority as the collective bargaining representative for the crafts or class of pilots employed by United Airlines, Inc. ("United"), and The International Association of Machinists and Aerospace Workers ("IAM"), pursuant to its authority as the collective bargaining representative for the crafts or classes of mechanics and related employees, ramp and stores employees, food service employees, dispatchers and security officers employed by United, and the Salaried/Management Employee Director (as defined in Article FIFTH, Section 1.66 of the Restated Certificate (as defined below)) on behalf of the salaried and management employees of United who are not represented by any collective bargaining organization (the "SAM") (ALPA, IAM and the SAM, together, the "Employee Groups").

     WHEREAS, pursuant to the terms of and schedules to the Agreement and Plan of Recapitalization, dated as of March 25, 1994, by and among the Company, ALPA and the IAM (as amended, the "Recapitalization Agreement"), including the terms of the restated certificate of incorporation of the Company to be effective as of the Effective Time (as defined in the Recapitalization Agreement) (the "Restated Certificate"), neither
(i) a Non-Dilutive Issuance (as defined in Article FIFTH, Section 3.4(b)(vii) of the Restated Certificate) nor (ii) the issuance of Permitted Bankruptcy Equity (as defined in Article FIFTH, Section 3.4(b)(vii)(B) of the Restated Certificate) (a "Bankruptcy Issuance") shall constitute an Other Extraordinary Matter (as defined in Article FIFTH, Section 3.4(b) of the Restated Certificate) if, among other things, such issuance is subject to the right of first refusal provided for hereunder; and

     WHEREAS, the parties hereto have entered into this Agreement in order to effectuate the terms and intent of the Recapitalization Agreement and the Restated Certificate with respect to the Company's grant of such right of first refusal to the Employee Groups in connection with such Non-Dilutive Issuance and/or such Bankruptcy Issuance;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Right of First Refusal.

     A. If, during the term of this Agreement, the Company proposes to issue Equity Securities (as defined in Article FIFTH, Section 1.37 of the Restated Certificate) pursuant to a transaction which would constitute an Other Extraordinary Matter pursuant to Article FIFTH, Section 3.4(b) of the Restated Certificate or would not constitute an Other Extraordinary Matter pursuant to Article FIFTH, Section 3.4(b)(vii)(A) or (B) of the Restated Certificate (a "Proposed Equity Issuance"), the Company, prior to making such Proposed Equity Issuance, shall provide each of the Employee Groups with a written statement of the specific terms of such Proposed Equity Issuance (the "Proposed Sale Notice"); provided, however, that the issuance of Equity Securities in exchange for the Series A Convertible Preferred Stock, without par value (the "Series A Preferred Stock") of the Company, or any underlying Equity Security upon the conversion of any Equity Security so issued in exchange, shall not constitute a Proposed Equity Issuance; provided, further, that the issuance of Equity Securities in the four-for-one stock split in the form of a stock dividend of Common Stock, $.01 par value ("Common Stock"), on or with respect to the Common Stock of the Company, and approved at the February 29, 1996 meeting of the Board of Directors of the Company (the "Stock Split"), shall not constitute a Proposed Equity Issuance. Each of the Employee Groups shall then have 30 days to provide to the Company a binding commitment to purchase up to its respective Proportionate Percentage (as defined in subsection D below) of the Equity Securities proposed to be issued in such Proposed Equity Issuance on terms that are Equivalent (as defined in subsection E below) to the terms set forth in the Proposed Sale Notice (the "Purchase Commitment"), and the Company shall not consummate the Proposed Equity Issuance during such 30 day period. If the Company consummates a Proposed Equity Issuance within 180 days of the end of the 30 day notice period with respect thereto, it shall honor all the timely Purchase Commitments and shall reduce the amount of securities offered pursuant to the Proposed Equity Issuance by the amount of securities covered by such Purchase Commitments.

     B. In addition to and not in limitation of the foregoing, if one or more Employee Groups submit a Purchase Commitment within the 30 day period provided for in subsection A above and any other Employee Group either (i) indicates in writing during such period that it does not intend to submit a Purchase Commitment for all of its Proportionate Percentage of the Proposed Equity Issuance or (ii) does not submit a Purchase Commitment for all of its Proportionate Percentage of the Proposed Equity Issuance within such 30 day period, then the Company, prior to consummating a Proposed Equity Issuance, must provide each of the Employee Groups that submitted a Purchase Commitment for all of its Proportionate Percentage of the Proposed Equity Issuance with the opportunity to provide an additional purchase commitment with respect to the portion of the Proposed Equity Issuance that is not subject to a Purchase Commitment (an "Additional Purchase Commitment") within the last to expire of (a) 15 days after receipt of written notice from the Company of the opportunity to make an Additional Purchase Commitment and (b) the unexpired portion of the 30 day period referred to in subsection A above which remains after receipt of written notice from the Company that any portion of the Proposed Equity Issuance is not subject to a Purchase Commitment from any other Employee Group (such longer period, the "APC Period"). The Company shall not consummate the Proposed Equity Issuance during such APC Period and if the Company consummates a Proposed Equity Issuance within 180 days of the end of the notice period referred to in the preceding sentence, it shall honor all the timely Additional Purchase Commitments and shall reduce the amount of securities offered pursuant to the Proposed Equity Issuance to any person or entity other than the Employee Groups by the amount of securities covered by such Additional Purchase Commitments.

     C. Notwithstanding anything set forth in subsection B to the contrary, if more than one Employee Group submit Additional Purchase Commitments which in the aggregate are in excess of the securities being offered pursuant to the Proposed Equity Issuance, the Company shall accept such Additional Purchase Commitments in proportion to the relative proportion that such Employee Groups Proportionate Percentages bear to each other; provided, however, that in no event shall any Employee Group be obligated to purchase Equity Securities in excess of the amount set forth in its Additional Purchase Commitment.

     D.  For the purposes of this Agreement, "Proportionate
Percentage" shall mean, for each of the Employee Groups, the following:

               ALPA:     46.23%
               IAM:      37.13%
               SAM:      16.64%

     E. For the purpose of this Agreement,"Equivalent" shall mean, in connection with a Proposed Equity Issuance, a Purchase Commitment on substantially the same terms as that set forth in a Proposed Sale Notice. If any Proposed Sale Notice provides for consideration other than cash to be paid to the Company (the "Non-Cash Consideration"), a Purchase Commitment must provide for consideration to be paid to the Company, whether in cash or otherwise, with a fair market value, as determined by the board of directors of the Company, equal to the Non-Cash Consideration to be paid to the Company pursuant to the Proposed Sale Notice in order for such Purchase Commitment to be deemed Equivalent for the purpose of subsection A above.

     F. In the event that no Employee Group submits a Purchase Commitment within the time period provided for in subsection A above or the Purchase Commitments and Additional Purchase Commitments, if any, submitted are for less than all of the securities being offered in the Proposed Equity Issuance, the Company may then consummate the Proposed Equity Issuance of such securities not subject to Purchase Commitments or Additional Purchase Commitments only upon the terms set forth in the Proposed Sale Notice. Such Proposed Equity Issuance may not be consummated unless it is consummated (i) within 180 days after the later of the 30 day period provided for in subsection A above or, if applicable, the APC Period provided for in subsection B above and (ii) on the specific terms set forth in the Proposed Sale Notice. Any subsequent Proposed Equity Issuance proposed by the Company shall be subject to each of the provisions and requirements of this Section 1 as if the prior Proposed Equity Issuance that was not consummated for any reason never was proposed by the Company.

     G. Notwithstanding anything contained in this Section 1 to the contrary, the provisions of this Section 1 shall be inapplicable to issuances of Equity Securities (a) in accordance with Article FIFTH, Subsection 3.4(b)(vii)(C) of the Restated Certificate, (b) in exchange for the Series A Preferred Stock or upon the conversion of any Equity Security so issued in exchange, or (c) in connection with the Stock Split.

     H. The Salaried/Management Employee Director may consult with the senior executive of United having responsibility for human resources concerning the exercise of any rights under this Agreement. The Company shall assist the Salaried/Management Director in the exercise of such rights, including providing administrative and logistical support in disseminating Proposed Sale Notices to the Salaried/Management Employees and collating and processing any Purchase Commitments and Additional Purchase Commitments received from such employees and, if requested, shall similarly assist ALPA and the IAM.

     I. To the extent consistent with its policies and practices, United may, but shall not be obligated to, assist the SAM Employee Group (to the same extent that either of the other Employee Groups assists its members) in the exercise of their rights under this Agreement in order to enable them to consummate their Purchase Commitments made hereunder.

2. Term. This Agreement shall terminate and be of no further force or effect upon the Termination Date (as defined in the Restated Certificate).

3. Assignments. All right, title and interest in and to, and all benefits and obligations arising under, this Agreement may be assigned in whole or in part by any of the Employee Groups to any of the Existing Plans and/or the ESOPs (as defined in Article FIFTH, Sections 1.41 and 1.39 of the Restated Certificate, respectively) without the consent of any other party hereto and may not otherwise be assigned.

4. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is being entered into for the benefit of the parties hereto (other than the Salaried/Management Director) and for the Employee Groups named herein. The Salaried/Management Director is not a party to this Agreement in a personal capacity but only in the capacity of the Salaried/Management Director as the nominal representative of the SAM Employee Group to acknowledge their acceptance of the benefits of this Agreement. Upon the replacement of the individual named herein as the Salaried/Management Director, each such successor to the office of Salaried/Management Director, rather than the individual named herein, shall be authorized to act hereunder as the Salaried/Management Director. The parties hereto, on behalf of themselves and the Employee Groups that they represent, agree that the Salaried/Management Director, and the successor Salaried/Management Directors, shall not have any personal liability under this Agreement.

5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

7. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy of law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

8. Amendments. This Agreement may not be amended or modified unless such amendment or modification is approved in writing by each of the parties hereto.

9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except as otherwise contemplated hereby, supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              UAL CORPORATION

                              By:  /s/ James M. Guyette
                                   --------------------

                              AIR LINE PILOTS ASSOCIATION,
                              INTERNATIONAL

                              By:  /s/ R. D. Hall
                                   --------------

                              INTERNATIONAL ASSOCIATION OF
                              MACHINISTS AND AEROSPACE
                              WORKERS

                              By:  /s/ Ken Thiede
                                   --------------

                              /s/ Joseph V. Vittoria
                              ----------------------
                              Joseph V. Vittoria
                              Salaried/Management Employee
                              Director (not personally but as
                              representative of the
                              Salaried/Management Employees)